SEC APPROVES SETTLEMENT WITH LUMENIS

Yokneam, Israel, April 26, 2006. Lumenis® Ltd. (LUME.PK), a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications, announced today that the U.S. Securities and Exchange Commission approved its settlement agreement with Lumenis. The company previously announced the agreement in principle with the SEC’s Division of Enforcement on March 7, 2006.

Under the terms of the settlement, Lumenis consented, without admitting or denying the allegations made by the SEC, to the entry of a permanent civil injunction against future violations of the antifraud, reporting, books and records, and internal control provisions of the federal securities laws and related SEC rules. No fines were imposed on Lumenis under the settlement approved by the SEC. Lumenis is also required to continue its cooperation with the SEC's ongoing investigation of others.

“With the SEC’s approval of the settlement agreement, we can now put these matters behind us and focus completely on our customers and the future, with a solid state-of-the-art portfolio of products and technologies, building on what is already a thriving, growing business.” said Avner Raz, President and Chief Executive Officer of Lumenis.

As part of the settlement, the SEC has revoked the registration of Lumenis' shares registered under Section 12 of the Securities Exchange Act of 1934. As a result of the deregistration, Lumenis shares cannot be quoted or traded in the United States until the Company re-registers the shares with the SEC. The Company intends to file to begin the reregistration process in the second quarter of 2007.

The civil complaint filed by the SEC includes the Company’s former Chief Operating Officer, who is no longer with the Company, and its Senior Vice President of Marketing and Business Development, who continues to be employed by Lumenis, and relates to transactions during the period in which he was formerly the Chief Financial Officer. Lumenis’ former Chief Operating Officer reached a settlement with the SEC. Lumenis’ Senior Vice President of Marketing and Business Development has advised the company that he intends to contest the case.

Lumenis will continue normal business operations while the deregistration of the Company’s shares is in effect. As previously disclosed, Lumenis is working diligently with its independent auditors, BDO Ziv Haft, to produce audited financial statements. To assist the Company in the preparation of the financial statements, Lumenis has been working with a team of accountants from Alix Partners.

About Lumenis

Lumenis is a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications. The Company offers a wide range of products along with extensive product support systems including training, education and service. Lumenis invests heavily in research and development to maintain and enhance its leading industry position. The Company holds numerous patents worldwide on its technologies. For more information about Lumenis and its products, log onto www.lumenis.com.

Investors:

Lauri Hanover, CFO

1-866-232-6803

+972-4-959-9122

Media:

Michelle Maydan,

Director of Corporate Communications

1-866-569-0597

+972-4-959-9004

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company's products, the implementation and outcome of our Turnaround Plan, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company's international operations and the Company's ability to integrate its operations with those of acquired businesses; the outcome of several securities class action lawsuits to which the Company is subject ; uncertainties relating to the Company’s continuing liquidity; uncertainties relating to the Company’s lack of audited financial statements.